SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2005
PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13245 (Commission File Number)	75-2702753 (I.R.S. Employer Identification Number)

5205 N. O’Connor Blvd Suite 900 Irving, Texas (Address of principal executive offices)		75039 (Zip code)
Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On September 1, 2005 Pioneer Natural Resource Company (the “Company”) gave notice that it will call for redemption all of its outstanding 9-5/8% Senior Notes due 2010 (the “9-5/8 Notes”) and 7.50% Senior Notes due 2012 (the “7.50 Notes” and together with the 9-5/8 Notes, the “Notes”) pursuant to the terms and conditions of the Indenture, dated as of January 13, 1998, between the Company and The Bank of New York, as trustee (as amended and supplemented through the date hereof, the “Indenture”). The redemption date for the Notes will be October 3, 2005. The redemption price for the Notes will be an amount equal to 100% of the principal amount thereof, plus (i) accrued and unpaid interest, if any, to, but not including, the date of redemption and (ii) a make-whole premium equal to the excess of:
•	the sum of the present values, calculated as of the date of redemption using a reference treasury yield plus 50 basis points, of:
(a) each interest payment that, but for such redemption, would have been payable on the note being redeemed on each interest payment date occurring after the date of redemption (excluding any accrued interest for the period prior to the date of redemption); and
(b) the principal amount that, but for such redemption, would have been payable at the final maturity of the note being redeemed over
•	the principal amount of the note being redeemed.
     The 9-5/8 Notes were originally issued on April 11, 2000 and, as of August 30, 2005, there was approximately $12.6 million of aggregate principal amount outstanding. The 7.50 Notes were originally issued on April 30, 2002 and, as of August 30, 2005, there was approximately $16.2 million of aggregate principal amount outstanding.
     On and after the redemption date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holder of the Notes will cease, except for the right to receive the redemption price, without interest thereon.
Item 7.01. Regulation FD Disclosure
     On September 1, 2005, the Company announced a $1 billion share repurchase and other strategic initiatives. The Company also announced that a conference call will be webcast on September 1, 2005 at 10:00 a.m. Central time to discuss these initiatives with an accompanying presentation. The presentation, which includes certain historical and forward-looking data about the Company that is not otherwise readily available, is attached hereto as exhibit 99.1.
Item 8.01. Other Events
     On September 1, 2005, the Company announced that, in order to enhance shareholder value and returns, it had approved a series of strategic initiatives, including:
•	initiating a $1 billion share repurchase program

•	pursuing divestment of properties in deepwater Gulf of Mexico and Tierra del Fuego in southern Argentina

•	implementing a plan to exit exploration in deepwater Gulf of Mexico

•	reducing exploration budget to 15% — 20% of total capital from 30%

•	reallocating capital to North America onshore development and extension drilling

•	hedging eligible oil and gas production for 2006 and 2007 using costless collars

•	increasing dividend on common stock by 20% to $.12 per share
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
99.1 – Pioneer Natural Resources Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY
/s/ Darin G. Holderness
Darin G. Holderness
Vice President and Chief Accounting Officer

Dated: September 1, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1	Pioneer Natural Resources Presentation